                                                                   EXHIBIT 10.46


August 25, 2000




Gregory A. Gould


Dear Greg:

In connection with the promotion to Chief Financial Officer we have extended to you, this letter confirms that if you accept this position and Colorado MEDtech, Inc. (the "Company") subsequently terminates your employment within twelve (12) months after a "change in control of the Company" (defined below) for a reason other than "Cause" (defined below), or if you terminate your employment for "Good Reason" (defined below), the Company will continue your base salary payments for a period of twelve (12) months following the date of termination. If after termination you elect to continue your group health insurance coverage through COBRA, the Company will also pay the monthly medical insurance premium payment required to maintain your then current medical insurance coverage (less any amount you are paying for such insurance at the time of termination, of which payment from you will be required by the beginning of each month) after termination for twelve (12) months or until you obtain new employment, whichever occurs first.

For purposes of this letter, your employment with the Company shall be deemed terminated for "Cause" only if it is terminated by the Company for:

          (i) misappropriation of corporate confidential information (or unauthorized disclosure thereof) or funds by you or with your direct involvement;

          (ii) fraud, embezzlement, theft or dishonesty by you reasonably suspected by the Company; or

          (iii) negligent or willful misconduct or dereliction of duty by you; provided, however, that no discharge shall be deemed for Cause under this clause
-----------------
(iii) unless you shall have first received written notice from the Company advising you of the specific acts or omissions alleged to constitute such negligent or willful misconduct, and such misconduct continues uncured by you for a period of twenty (20) days.

Upon the occurrence of any of the following events, you may terminate your employment for good reason ("Good Reason") by written notice to the Company:

          (i) the closing of a sale by the Company of substantially all of its assets to not more than two (2) buyers; or

Gregory A. Gould
August 25, 2000
Page 2

          (ii) if you elect to remain employed after a "change in control of the Company" (defined below) and thereafter, during the twelve (12) months after the change in control, you: (1) are demoted from the position you held prior to the change in control; (2) are assigned duties inconsistent with your roles and responsibilities prior to the change in control; (3) are required to materially increase your travel obligations from those you had prior to the change in control; (4) are relocated to an office or site greater than 50 miles from your location prior to the change in control; or
     (5) your compensation or benefits are materially reduced (including paid time off and vacation). A "change of control of the Company" will be deemed to occur under either of the following circumstances: (A) any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities, or (B) if, at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event you retain counsel to enforce this letter the Company will reimburse you for reasonable attorneys fees and costs associated with such effort. If any action at law or in equity is necessary to enforce or interpret the terms of this letter, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

This letter shall not by itself constitute an agreement for a specific term of employment. EITHER YOU OR THE COMPANY MAY TERMINATE YOUR EMPLOYMENT AT ANY TIME AND FOR ANY REASON.

COLORADO MEDTECH, INC.                            AGREED AND ACCEPTED:



By:  /s/ Stephen K. Onody                         /s/ Gregory A. Gould
   -------------------------------------          ---------------------------
   Stephen K. Onody,                              Gregory A. Gould
   President and Chief Executive Officer